Exhibit 1A-3.01

XCPCNI. BUSINESS SERVICES CORPORATION AMEND£D CERTlFICAtf OF DESIGNA110N OF PREFERENCES,. RIGHTS AND UMfTATIONS OF SERIES A PR£F£RRfD STOCK PURSUANT TO SECTION 15 I OF THE DELAWARE GENf!ltAL CORPORATION LAW The undersigned, Irving D. Boyes, her�bV �ertifies that: I. He ls the Prestd�nt and .Chief Executive Officer of XCPCNL Buslne,$ services Corporation, -a CH.llaware corporation ("Corporation"); 2. The Corporation Is aut�orized to issue 1,000,000 share., of preferred stock; 3. The following resolutfons were duly adopted by the 8oarcl of Directors: WHEREAS, the Certfficate of lntorporatlon of the Corporatlon pr(lvldes for a class of Its atrthorized stock kriown as preferred stock, comprised of 1,000,000 shares, $0,01 par value, Issuable from time to time fn one or more series; WHE�eAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rlgtrts and terms of redemption and liquidation preferences of any wholly unfs.sued !erles of prmrred stock and the number of shares tonstitutfng any Serfes and the designation thereof of af1y of sald shares; and WHEREAS , th• Board of Dlrectol"J has previously authori:ed and ealJ$ed to be titled with ·the Delaware Secretary of State a Cel'tlflceite of Oeslgnatiofl for Serres A Pn,�rred Stock, sui;h Certlflc-at• berni filed end accepted by the State of Oel,:1ware on ·April 20, 2009, and, WHEAl:AS, the Corporation has completed a reverse triangular merger which lndlldes a requirement th111t the holders of all the Corporation'$ Issued and outstanding $hares of Sertf!s A Preferred Stock, consisting of One Hundred Thousand (100,000) shares, transfer those share$ to 1721 Belvedere Trust, A Delaware Irrevocable Trust ("'Trust") the Corporation's control/Ing shareholder, and, WHEREAS, the Trust has agreed to e,«:hange the One Hundred Thousand f100,000) sheres of Prefen-ed Serles A shares wlth the Corporation for 1,625 shares of Serif!$ A Preferred Stock conditioned 1.1pon the Corporation amendir,g the voting end oth�r rights, preferences, restrictions and otMr' matters refat[ng to the Series A Preferred Stock; and, WHEftW, It is the daslra of the Board Of Olrectors of th@ Corporatron, pursuant to Its authority as aforesaid, to am�nd the voting and other rltht$, preferences, restrictions and other matters relating ta th@ Series A Preferred Stod(, end, lilS amended, exchange the 01.Ctstandin1 One H1.1ndred Thousand (loa,ooo} .shares of said stock held by th• rrust for the Issuance of 1,625 .shares of series A Preferr@d shares with the voting- and other rfihts, prefer1tnces, restrictions and other matter5 relatrng to the stock as set forth below as reflecting the "Terms Of Series A Preferred Stock; State of Delawm Secreta11· of State Dh'lsion of Corporations Deltl'ered 03:01 PM 09i28/2018 FILED 03:01 PM 09/2812018 SR 20186896204 - File Number 3976941 NOW, THERE�ORE, BE IT RESOLVED, that ttle Board of Olreetors does hereby Amend the VQting and other rights, preferences, restrlGtlons and other matters relating to such series cf preferrl!!!d stcc;k as follows: TERMS OF- SERIE$,A ll'REFERRED STOCK Section 1. Destgnatfan, Amount and Par Value. The series of preferred stock shall be deslgnat•d as Series A Preferred Stock {the "Preferred Stack") and th� number of shares so designated shall be 100,000, Each share of Preferred Stock shall have a par value of $0.01 per share. SKtion 2. Vutin1 Rights. a) Subject to the provision for adjustment hereinafter set forth, each share of Preferred Stock shalf entitfe the Holder thereof to the number of votes as shall be equal to the a111regate number of twenty�flve thousand (25,000) shares of Common Stock. As used herein, "Common Swck" means the Corpon,tion's cemmon stock. par value $0.0001 per share, and stock of any other cl�s.s Qf securities into which such Seturtties may hereafter have bun reclaS$1fied or d'langed h'lt:O, b) Except as otherwh,e provided herein, by Jaw, or In any other CertifiCtilte of OeslBnation creating a series of p�rred stock or any similar ,tock, the Holders of shares of Preferred Stock, the holders of shares of Common Stock and any other capita! stock of the Corpo ration havlns gianeral vc,ting rights shall vote together as one class on all matters submitted to a vote of stockholder.; of the Corporatlon. s.dion S. OMdendt. Thi!! holders of Series A ?reffrr•d shalt � entitlttd to re.tefve , when and as declared by the Board of Olrtctors o�t of the funds of the Corporatfon, legally available th•ret'Qr, and the Corporation 1haH be bound to pay therec,n, payable fn cash only from said proceeds, at the ar,nual r,,te of she percent (6%) of the Uquldatfon Valufll p�r •nnum per share of S.rles A Preferred, payable quarterly. S1.1eh dlvl&Jnds sh,11 be paid in preference � the holder'$ of anv ot:IMr clas5 of capital stod<, or nrtes thereon. Such dividends shall commenca to acc:rue on the date any sheres of the Serles A Preft!rred are first Issued and become outstanding and shill be available to holders of record on the ret.ord date as fixed by the bOatd of di,.ctol'$ of the O>rporatlon. Such dividends shall be cumutatlve, so that 1f at anytime , dMdends upon the outstandina series A Preferred shall not htve been p•ld or �dired artd a surn 1uffld41nt for the paymQnt thetteof set apart for t,uch payment,. the amount of � deficiency ihall accrue and shall bear dividends at the anr,ual rat� of six percent (6%) per annum an_d the aggregate deficiency shall be fully paid. or dMd@nds In such am01mt declared iand a $Um .wfficlent for the payment theraofset apart for such payment, for all prior periods before any sum or sums shall be paid or set aside as dMdends for any other class. or series thertof, of capital stock of the Corporation. If the dividend on the Serles A Preferred for anv dMdend pertod shall not have bffn paid or set apart tn full. no asset which is by law available for tt,e payment of dlvidli!nd!.i shall � paid 0.- set a$ide for the purchasir or redemption of 11ny, cia� of capital stock, 'or any series thereof, of the corporation, Section 4. Redemption. a) Subject to the other provisions of thfs Section 4 and applicable law, the Corpcmtlon shall have no right or obfrgatfon to redeem the �ries A Preferred Shares. b) If any shares of Serles A Preferred Shares are redeemed, pur<:M$ed or otherwise acquired QV the Cgrporatlon, such shares shall be deemed canceled and rnay thereafter be reissued as Series A Preferred or any other sarles of Preferred Stock at a par value set bv the Board of Directors. Section 5. Conversion. A holder of Serles A Preferred Stock shall not have the right to convll!!rt the shares of Serles A Preferred held by such holder Into share$ of Common Stock of the Corporation. Sec:tfon S. Priority In Event of Dissolution and Uqurdatlon qr Sale of .\$sets. a) subject t0 the remaining provisions of this Seetlof\ 6, In the event of anv :u1f• of all or substantially all of the as$tets of tht Cor'pomlon or any Uquldation. dissolution or wlndinf up of the affair! of the Corporation, whether voluntary or otherwls1t ("Lfquidatins Event"), after payment or provision for payment of the debts and other liabilities of the corporation, the holders of Serfes A Preferred Snares shall be entitled to re<:erve, out of tht3 remaining net assets of the Corporation, an amount equal to $1,000.00 In cnh, plus alt accumulated but unpaid dividend, (the "Uquldatl<m Value"), tor each outstanding share ot Serles A Prefel'red Shares, before anv distribution or payment shall be made to the hQlders of Common Stotl< of the Corporation. Upon the occurrence of any Liquidating E\,ent .tnd after piyment or provisions for payment of the debts and other llabllltte:s of the Corporation, If tne a,seu of the Corporation availabli, for df,trlbutlon to shareholders shall b� Insufficient to permit the payment to the holders of S.rle.s A Prllfured Shares of an amount equal to tflij Wquidatlon Vilue per sha re, then . all the remarnlng assets of the Corporation $h.ill be dtsttlbuted ra�bly itmong the holders of Serias A Preferred Shares then outstanding according to the number of $hares held by each, After payment in full to the holders of Serru A Preferred Shares of the amount dlstrtbutable to them as herein pr«:ivldec, the holders of any other Junior capftal stoek shall be entitled, to the excl usion of the holder$ of Serles A Preferred, to share rata blv In the rem:1lnlng assets of the Ccrponstfo" In accordance with their res:pecrlve rights. b) Neither the eonsolidatfon nor mtt,eer of the Corporation with or Into al\'{ other corporation shaft be deemed to be a sale of all or substantfally all of the auets of the Corporation or a liquidation , dissolutlon or winding up cf the affairs of the Corporation , whethtl' voluntary or otherwise, within the meaning of thI$ Section 6. However, the holders cf Serles· A Preferred Shares shall be entitled to e.xchange their Serles A Pl1!!ferr�d S"-re, for Prefened Shares of the post c:cnsofldat/on or merger parent corporation with generally equTvalent terms. c) No provision of thts Section 6 shall tn any manner, prior to any sale of a!I or substantially all of the assets of the corpe>r.1tlon or anv liquldatton, dissolution Of winding up of the .affalrs of the Corpol'atlon, whether 'V())�.mt�ry or otherwise crtate. or be considered or deemed to create anv restriction 1,1pon the surplus of the Corporati«m or prohibit the payment of dividends on the capital stack of the Corporation out of the funds of the Corporation J�any ;avaUabfe therefor, nor shall any such restriction or prohibition be in any manner implled from th@ pravislons ofthl$ S.ctlon 6. St!c:tlon 7. Shareholder"$ Aa1"ment, Tl'le Serles A Preferred Shareholders shall notify tha Corporation of anv propased tt.tnsfer of the Serles A Preferred Shares and shall SfVe the Ccrponitlon a right of flr-st refusal on a proposed trans;fer of the Series A Preferred. a) Notice of tranrler of �rt•s A Preferred sh�II be given by mailing to the Con:,oratl.on wch notice not le$$ than twenty (20) nor more thao flfty (SO) days prior to the date flxe� for such propo5ed transfer of shares of Series A Preferred to be so transferred, by first class rn,all, poi.tage prepaid. If less than all of the oumandtng �rles A Preferred Is to btt transferred, the redemption may be made pro nitai, by lgt or tn such other equitable manner as may be ,>rescribed by resolution of the Board of directors. b) Notwithstanding the provl$IQl'IS of this Section 1 the corporation shall '10t hav� th!! right of first refusal with re$pect to a transfer of series A Preferred stock from a shareholder to an affllic1te of such shareholder. c) Subject to the foregoing and to the provisions contained In thf.s Section 7, th� B�ard of Directors shall have full power and authority to prescrib� the terms and conditions upon which Serles A Preferred Share$ shall be transferred from time to time. Section a. Reacquired Shares. Anv shares of Serles A Pntferred Stock purchcised or otherwise acquired by the Corporation In any manner whatsoever .shall be r•tlrQd and cancelled promptly after the acquisition thereof. All such shares shalJ upon their cancellatlo" become authorized but unlss1.1ed shares of preferred stock and mav be reissued a.1 part of a new serie$ of preferred stc<:� to be created by resolution or reiolutions ofthe Board of Directors, subject to the conditions and �strlctlons an rssuanc• iet forth herein. S.ctfon ,. Miscellaneous. a) Notices. Any and all notices or other communleatio"s of deliveries to be provided by the Holder of Series A Preferred Shares shall be In writi1lft and hand delivered or malled by U.S. certified mall, postage prepaid addressed to the Corporation at 13601 Preston Road, Suite 900, Dallas, Te)(n 7S240: Attn: Chief Ellecutive Offic�r or $Uc.h other address •$ shall constitute the prln<:ipal place of business of the Q:irporatton. Any and all notices or other communications or �liveries to be provided by the Corporatron hereunder $hall be in writing and delivered pe'l'$onatly, by facslmlle, .sent by a nationally recognized overnight courier seNfce addr�ssed to each Holder at thlil flcslmile telephone number or address of such Holdi!r appearlng on the book$ of the Corporation, or rf no su<:h facsimile telephone number or address appear,, at the prlnclpal place of business of the Hotdt!!r. Anv notice or other i::ornmunicatfon or dellverte, hereunder shall be deemed given and effective on the earliest of (I) the date of trarismlssion, ff such notice or communication Is dell\lered 1110 facslmile at the facslmflt (ii) the second Buslnesi Dav followlng the date of transmhislan lf' sent by a 11atlonallv recosnrted overnight courier service, or (lit) upon actual re<:eipt by the p�rty to whom suth natla: Is required to be given. "Business Dav" shall mean , day which Js not a (a) S.rturday, (b) Sunday or (c) a national hollday observed In the United States. b) Lost or Mutftated Preferred Stock Certificate!. If a Holder'$ Preferred Sto<:k Cfrtlftcate shall be mutilatltd, lost, stolen or destroy•d, the Corporation shall execute and deliver, ln exchange and substitution tor and upon cancellatfon of a motllet4d certlflcate, or In lfeu of or In substitution for a 10$t, stolen or destroyed certtffcate, a new certificate for the 5hares of Preferred Stock so mutilated, Iott, stolen or demoyed but on.Iv upon receipt of evidence of such loss, theft or de$tructlon of suc:h certificate� and ofthe ownerlhlp hereof, and lndemnltv, 1f requested, all reasonably sattsfactorv to the: Corporation. c) Governing Law; Jurisdiction; Venue. All questions concerning the construction, validity, enforcement and Interpretation of this Terms Of Serfes A Preterre.ci Stock shall be governed by and construed and enforced In accordance with the laws of the State of Oelaware without regard to the prfnr:lples of co r,fllcts c,f law theretif, and, If applicable, the fedat'dl law 0f the United Stat@s. Ejch ,:,arty agrees that all legal proceedings concerning the interpretatfon$, enforcement and defen�e of the transactions covered by this Term$ Of Serl!is A Preferred Stock (whether brought against a patty hlilreto or Its r�spectlve affiliates, directors, officer$, shareholders, employees or c1gents) shall be commenced in a state or federal court sitting in the ccunty of Dall� County, Texas. Each party hereto herebv irrevocably submits lo the exclusive Junsdlctlon of a state or federal court slttfng in Dallas Co1.Jntv, Texas for the adjudication of ,my dfspute hereunder er In connection herewith or with any transaction contemplated hereby or disc1.1Ssed herein, and hereby lrrevoi::abPy waivei, end agrees not to assert ln ;:iny suit, action or proc:e�ding, any tlalm that It ts not personally subject to the jurisdiction of any such court, or that a state or fedti!ral court iitting In Dallas County, Texas Is an Improper or lnconve11lent venue for such proceeding. Eac:h party hereto hereby Irrevocably �Ives, to the fullest extent permitted by applicable law, any and all rtght tc trial by Jury In any legal proceeding arising out of or relating to this Terms Of Serles A Preferred Stock or the transactions contemplated hereby. If either party shall commence an actton or proeeeding to enforce a nv provisions of thls Term£ Of Series A Preferred StOl:k, the prevailing party ln such actlQn or proceeding shall be reimbursed by the other party for Its reuonable attorneys' fees and other i:osts aocf incpenses Incurred with the lnvftstfgmlon, preparation and proseeutlon-of suth ac:t.lon or proceeding. d) Waiver. Anv waiver of a breach of any provlsJon of this TGrms Of Series A Preferred Stock shall not operat11 as, or be construed to be, a waiver of any other breach of such provlsl0n or of any bre.ach of anv other provision of this Terms Of series A Preferred Stock. The failure of the Corporation or the Holder to insfst upon strict adherence to .my term ofthls Terms Of Serles A Preferred Stoc:k on one or more 0.cwfOM shall not be considered a waiver or deprive that party of the right thereafter to Insist upon strlci: adherence to that term or any othet term of this Terms Of Serles A Preferrtd Stoc:k. Anv waiver must be fn writing. e) Severabtllty. If arw provision of this Terms Of Serles A PrefQrr4d Stor;;k hi Invalid, Illegal or unenforceable; � balance of this Terms Of Serles A Pr�rred Stock shall remain In �ffect, and If any prevision Is lnappl!cable to any person or circumstance, It shall ne1,1ertheless remain applicabt«: to all other persons and clrcumst�nces. f) Next Business. Day. Whenever any obllgatlon hereunder shall be due on a day other than a Busllle$S Day, such obUgatlon shall be due on the ne)lt suc:ceeding Business Dav. g) Headings. The headings contained herein are for convenience only, dO not constitute a put of this Terms Of Serles A Pref�n-rea Stock and shall not be deemed to limit or affect any of the provfslon$ thereof. It Is Further RESOLVED, that any officer or director of the Corporation be and they huebv are authorized and directed to prepare and file a AMENDED CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND llMITATIONS OF SERIES A PREFERRED STOCK In accordance with the foregoing resolution and the provisions of Oelaw-Jre law. t o I °' IN WITNESS WHEREOF, the undersl111ed has executed this Certlfic:11te this�_s-d+nay of July 2017.